Exhibit (h.6)

FRONTIER FUNDS, INC.

TENTH AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS TENTH AMENDMENT dated as of the last date on the signature block, to the Fund Accounting Servicing Agreement dated as October 31, 2014, as amended (the “Agreement”), is entered into by and between FRONTIER FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update Exhibit A, the list of funds, and Exhibit B, the fee schedule of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibits A & B is hereby superseded and replaced with Exhibits A & B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

frontier funds, inc.		U.S. BANCORP FUND SERVICES, LLC

By:		By:

Name:	William D. Forsyth III	Name:	Anita Zagrodnik

Title:	President	Title:	Senior Vice President

Date:	August 2, 2021	Date:	August 2, 2021

Exhibit A

to the

Fund Accounting Servicing Agreement – Frontier Funds, Inc.

Separate Series of Frontier Funds, Inc.

Name of Series

Frontier MFG Core Infrastructure Fund

Frontier MFG Global Equity Fund

Frontier MFG Global Plus Fund

Frontier MFG Global Sustainable Fund

Frontier MFG Select Infrastructure Fund

Frontier HyperiUS Global Equity Fund

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